EXHIBIT 23.1

CONSENT OF INDEPENDENT AUDITORS

Board of Directors
Symmetry Holdings, Inc.

We consent to the reference to our firm under the caption “Experts” in this Registration Statement on Form S-1 and to the incorporation of our report dated June 23, 2006, on our audit of the financial statements of Symmetry Holdings, Inc. for the period from April 26, 2006 (date of inception) through June 15, 2006.

/s/Miller Ellin & Company LLP
_______________________________________
   Miller Ellin & Company LLP

New York, New York
June 26, 2006